As filed with the Securities and Exchange Commission on April 29, 2011
File No. 811-9098

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM N-1A
REGISTRATION STATEMENT
UNDER THE INVESTMENT COMPANY ACT OF 1940
Amendment No. 19

AMERICAN BEACON MASTER TRUST
(Exact Name of Registrant as Specified in Charter)
4151 Amon Carter Boulevard, MD 2450
Fort Worth, Texas 76155
(Address of Principal Executive Offices)
Registrant’s Telephone Number, including Area Code: (817) 391-6100

GENE L. NEEDLES, JR., PRESIDENT	With copies to:
4151 Amon Carter Boulevard, MD 2450 Fort Worth, Texas 76155 (Name and Address of Agent for Service)	Francine J. Rosenberger, Esq. K&L Gates LLP 1601 K Street, NW Washington, D.C. 20006-1601
EXPLANATORY NOTE
     This Registration Statement is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended, because such interests are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of that act. Investments in the Registrant’s series may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.
This Registration Statement has been prepared as a single document consisting of Part A, B, and C, none of which are to be used or distributed as a standalone document.

     The purpose of this amendment is to update the Registrant’s financial statements that were filed with the Securities and Exchange Commission (“SEC”) in Amendment No. 18 to its Registration Statement.
PART A
April 29, 2011
MONEY MARKET PORTFOLIO
AMERICAN BEACON MASTER TRUST
     Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form
N-1A.
     Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference to Post-Effective Amendment No. 15 to the Registration Statement of the American Beacon Select Funds (“Select Trust”) (1940 Act File No.811-9603, EDGAR Accession No. 950123-11-042333, as filed with the Securities and Exchange Commission (“Commission”) on April 29, 2011 (“Select Trust Registration Statement”). Part A of the Select Trust Registration Statement (the “Feeder’s Part A”) includes a joint prospectus of the Money Market Select Fund (the “Feeder Fund”) and U.S. Government Money Market Select Fund. The Feeder Fund invests all of its investable assets in the Money Market Portfolio (“Portfolio”) of the American Beacon Master Trust (“Master Trust”).
ITEM 5. MANAGEMENT
(a) Investment Adviser
     American Beacon Advisors, Inc. serves as the Portfolio’s investment adviser.
(b) Portfolio Managers
     Not applicable.
ITEM 6. PURCHASE AND SALE OF FUND SHARES
     Beneficial interests in the Portfolio will be offered solely in private placement transactions to institutional investors that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (“1933 Act”). The Portfolio has no minimum initial or subsequent investment requirements. An investor may purchase or redeem beneficial interests in the Portfolio on any business day, which is any day the New York Stock Exchange is open for business, except Columbus Day and Veterans Day.
ITEM 7. TAX INFORMATION
     Each investor in the Portfolio is taxed on its share (as determined in accordance with the Master Trust’s Declaration of Trust and the Internal Revenue Code of 1986, as amended (“Code”), and the regulations promulgated thereunder) of the Portfolio’s ordinary income and capital gain. Dividends and capital gain distributions, if any, may be subject to federal income tax and/or state and local taxes.

ITEM 8. FINANCIAL INTERMEDIARY COMPENSATION
     Not Applicable.
ITEM 9. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, and DISCLOSURE OF PORTFOLIO HOLDINGS
     Information on the investment objective, principal investment strategies, and related risks of the Portfolio is incorporated herein by reference from the sections titled “Investment Objective,” “Principal Investment Strategies” and “Principal Risks” in the “Fund Summary” for the Feeder Fund and “Additional Information About the Funds” in the Feeder Fund’s Part A. Additional information about investment techniques, features, and limitations concerning the Portfolio’s investment program is described in Part B of this Registration Statement.
     Information relating to the Portfolio’s policies and procedures regarding disclosure of portfolio holdings is available in the Part B of this Registration Statement.
ITEM 10. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE.
(a)(1) Management
     American Beacon Advisors, Inc. (the “Manager”) provides investment management and administrative services to the Portfolio. Investment decisions for the Portfolio are made directly by the Manager. The Manager has discretion to purchase and sell portfolio securities in accordance with the Portfolio’s investment objective, policies and restrictions. As compensation for providing management services, the Portfolio pays the Manager an annualized advisory fee that is calculated and accrued daily, equal to 0.09% of the Portfolio’s net assets.
     A discussion of the Board’s consideration and approval of the Management Agreement between Master Trust and the Manager is available in the semi-annual report for the Select Trust dated June 30, 2010.
(a)(2) Portfolio Manager
     The response to Item 5(a)(2) has been omitted pursuant to Instruction 1 to that item.
(a)(3) Legal Proceedings
     Not applicable.
(b) Capital Stock
     Each investor in the Portfolio is entitled to participate equally in the Portfolio’s earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investment in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at the next share price calculated after the Portfolio has received the withdrawal request. Each investor in the Portfolio is liable for all obligations of the Portfolio. However, because the Portfolio will indemnify each investor therein with respect to any liability to which the investor may become subject by reason of being such an investor, the risk of an investor in the Portfolio incurring financial loss on account of such liability would be limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets.
ITEM 11. SHAREHOLDER INFORMATION.
(a) Pricing of Portfolio Shares
     The price of each share (the “share price”) of the Money Market Portfolio is typically determined as of 5:00 p.m. Eastern Time, on each day the Exchange is open for business. On days when the financial markets in which the Portfolios invest close early, the share price of the Portfolio may be determined as of the earlier close of those markets. In addition to the days the Exchange is closed, the Portfolio is not open and no share price is calculated on Columbus Day and Veterans Day. In certain limited circumstances, the Portfolio, at its discretion, may designate other days as a business day on which it will accept purchases and redemptions. The share price of each investor’s interest in the Portfolio will be determined by adding the Portfolio’s total assets, subtracting all of its liabilities, and dividing the result by all the investors’ beneficial interest in the Portfolio outstanding at such time.
     Additional information on the time and method of valuation of the Portfolio’s assets are incorporated herein by reference from the section entitled “About the Funds - Valuation of Shares” in the Feeder’s Part A.
(b) Purchase of Shares
     Beneficial interests in the Portfolio will be offered solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (“1933 Act”). Investments in the Portfolio may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). At no time during any Portfolio’s existence will it have more than 100 investors. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Beneficial interests are purchased at the next share price calculated after an investment is received and accepted.
     There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Master Trust’s custodian by a Federal Reserve Bank). Master Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.
(c) Redemption of Shares
     An investor in the Portfolio may withdraw all or any portion of its investment in the Portfolio at the share price next calculated after the

Portfolio has received and accepted the redemption request. Proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day the withdrawal is effected, but in any event by the next business day, except as extension may be permitted by law.
          Although the Portfolio intends to redeem shares in cash, the Portfolio reserves the right to pay the redemption price in whole or in part by a distribution of securities or other assets. To the extent that the Portfolio redeems its shares in this manner, an investor assumes the risk of a subsequent change in the market value of those securities, the cost of liquidating the securities and the possibility of a lack of a liquid market for those securities. Unpaid dividends credited to an account up to the date of redemption of all shares of the Portfolio generally will be paid at the time of redemption.
     The right of any investor to receive payment with respect to any withdrawal may be suspended for more than seven days, or the payment of the withdrawal proceeds postponed, during any period in which the Exchange is closed (other than customary weekends or holidays), trading on the Exchange is restricted, the SEC determined that an emergency exists so that disposal of Portfolio investments or determination of its NAV is not reasonably practicable, the SEC has issued an order for the protection of the Portfolio’s investors, or to facilitate an orderly liquidation of the Portfolio.
(d) Dividends and Distributions
     The Portfolio’s net income consists of (1) all dividends, interest (including earned discount, both original issue and market discount), and other income it earns, including any net realized gains on disposition of its assets, less (2) all expenses and amortization of any premium of that Portfolio and net realized losses on disposition of its assets, all as determined in accordance with generally accepted accounting principles. All of the Portfolio’s net income is allocated pro rata among the investors therein. The Portfolio’s net income generally is not distributed to the investors therein, except as determined by the Master Trust from time to time, but instead is included in the share price of the investors’ respective beneficial interests therein.
(e) Frequent Purchases and Redemptions
     The Board has determined not to adopt a policy on frequent trading for the Portfolio since it is designed as a short-term investment to provide daily liquidity.
(f) Tax Consequences
     The Portfolio is classified for federal tax purposes as a partnership that is not a publicly traded partnership that is treated as a corporation for federal tax purposes and thus is not subject to any federal income tax. However, each investor in the Portfolio is taxed on its share (as determined in accordance with the Master Trust’s Declaration of Trust and the Internal Revenue Code of 1986, as amended (“Code”), and the regulations promulgated thereunder) of the Portfolio’s ordinary income and capital gain. The Manager intends to manage the Portfolio’s assets, income and distributions in such a way that each investment company investing in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investment company invested all of its assets in the Portfolio. See Item 19 of Part B.

Item 12. Distribution Arrangements.
(a) Sales Loads; and (b) Rule 12b-1 Fees
     There are no sales loads or Rule 12b-1 fees charged to investors.
(c) Multiple Class and Master-Feeder Funds
A description of the features of the master-feeder structure of the Portfolio is incorporated herein by reference from the section entitled “Fund Management — Master-Feeder Structure” in the Feeder’s Part A.
PART B
April 29, 2011
Money Market Portfolio
American Beacon Master Trust
ITEM 14. COVER PAGE AND TABLE OF CONTENTS.
(a) Front Cover Page
          Part A contains information about the investment objective and policies of the Money Market Portfolio (“Portfolio”), a subtrust or “series” of the American Beacon Master Trust (“Master Trust”). This Part B is not a prospectus and should only be read in conjunction with Part A of this Registration Statement, dated April 29, 2011, as it may be revised from time to time and is incorporated herein by reference. This Part B contains supplemental information concerning the investment policies and portfolio strategies that the Master Trust may utilize, the types of securities and other instruments in which the Portfolio may invest and certain risks attendant to those investment policies and strategies. Capitalized terms used in Part B and not otherwise defined herein have the meanings given them in Part A of this Registration Statement.
          This Registration Statement has been prepared as a single document consisting of Part A, B, and C, none of which are to be used or distributed as a standalone document. This Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) and copies can be obtained without charge, by calling (800) 658-5811.
          As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference to the Select Trust Registration Statement. Part B of the Select Trust Registration Statement includes the joint statement of additional information (“SAI”) for the Feeder Fund and the U.S. Government Money Market Fund.
(b) Table of Contents

Item 15	Portfolio History

Item 16	Description of the Portfolio and its Investments and Risk

Item 17	Management of the Portfolio

Item 18	Control Persons and Principal Holders of Securities

Item 19	Investment Advisory and Other Services

Item 20	Portfolio Managers

Item 21	Brokerage Allocation and Other Practices

Item 22	Capital Stock and Other Securities

Item 23	Purchase, Redemption and Pricing of Shares

Item 24	Taxation of the Portfolio

Item 25	Underwriters

Item 26	Calculation of Performance Data

Item 27	Financial Statements

ITEM 15. PORTFOLIO HISTORY.
          The Master Trust is a diversified, open-end management investment company that was converted to a Massachusetts business trust on November 1, 2004 pursuant to a Conversion Agreement. The Master Trust originally was organized as a New York common law trust pursuant to a Declaration of Trust dated as of June 27, 1995, and amended as of August 11, 1995 (“Predecessor Trust”). Effective March 1, 2005, the Master Trust changed its name from AMR Investment Services Trust to American Beacon Master Trust.
          Under the Declaration of Trust, the Master Trust Trustees are authorized to issue beneficial interests in separate subtrusts or “series” of Master Trust. The Money Market Portfolio commenced operations on November 1, 1995 as series of the Predecessor Trust. The assets of the Portfolio belong only to the Portfolio, and are charged with the liabilities of the Portfolio and all expenses, costs, charges and reserves of the Portfolio. The Master Trust is empowered to establish, without investor approval, additional series that may have different investment objectives and policies.
          Other subtrusts of the Master Trust were previously in operation, but have been terminated. The International Equity Portfolio was terminated effective March 1, 2006, the Municipal Money Market Portfolio was terminated May 31, 2007, and the U.S. Government Money Market Portfolio was terminated on May 15, 2009.
ITEM 16. DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.
     The Portfolio is an open-end, management investment company.
          Part A contains basic information about the investment objective, policies and limitations of the Portfolio. This section supplements the discussion in Part A of the investment objective, policies and limitations of the Portfolio.
          Information on the investment strategies and policies of the Portfolio, the types of securities bought and investment techniques used by the Portfolio, and certain risks attendant thereto, is incorporated herein by reference from the sections entitled “Non-Principal Investment Strategies and Risks,” “Investment Restrictions,” and “Other Information” in the Feeder’s Part B.
          Information on the Master Trust’s policy on disclosure of portfolio holdings is incorporated herein by reference from the section “Disclosure of Portfolio Holdings” from the Feeder’s Part B.
ITEM 17. MANAGEMENT OF THE PORTFOLIO.
(a) Management Information; (b) Leadership Structure; and (c) Compensation
          The Master Trust Trustees provide broad supervision the over Master Trust’s affairs. The Manager is responsible for the management of the Master Trust assets, and the Master Trust’s officers are responsible for the Master Trust’s operations. Information about the Board of Trustees (“Board” or “Trustees”) of the Master Trust, including the Board’s responsibilities, leadership structure and risk oversight, compensation, potential conflicts of interest and each Trustee’s principal occupation(s) and directorships during the past 5 years and other relevant qualifications, attributes or skills, is incorporated herein by reference to the sections entitled “Trustees and Officers of the Select Trust and the Master Trust — The Board of Trustees” in the Feeder’s Part B. Information about the Officers of the Master Trust is incorporated herein by reference to the section titled and “Trustees and Officers of the Select Trust and the Master Trust — Principal Officers of the Select Trust and the Master Trust” in the Feeder’s Part B.
          The Master Trust has an Audit and Compliance Committee, a Nominating and Governance Committee, and an Investment Committee, each consisting of certain of the Trustees. Information about the functions and memberships of these Committees is incorporated herein by reference to the section entitled “Trustees and Officers of the Trusts and the Master Trust — The Board of Trustees, Committees of The Board” in the Feeder’s Part B.
     As compensation for their services to the Select Trust, the Master Trust, the American Beacon Funds and the American Beacon Mileage Funds (collectively, the “Trusts”), each Trustee is compensated as follows:
     (1) an annual retainer of $110,000; (2) meeting attendance fee (for attendance in person or via teleconference) of (a) $2,500 for attendance by Board members at quarterly Board meetings, (b) $2,500 for attendance by Committee members at meetings of the Audit Committee and the Investment Committee, and (c) $1,500 for attendance by Committee members at meetings of the Nominating Committee; and (3) reimbursement of reasonable expenses incurred in attending such Board and Committee meetings.
     Mr. Massman was elected as Chairman on April 15, 2008. For his service as Chairman, Mr. Massman receives an additional annual payment of $15,000. He also receives an additional $2,500 per quarter for his service as an ex-officio committee member of multiple committees. Total compensation (excluding reimbursements) for the fiscal year ended December 31, 2010 is set forth below:

	Aggregate
	Compensation	Pension or Retirement	Total Compensation
	From the Master	Benefits Accrued as Part	From the Trusts
Name of Trustee	Trust	of the Trust’s Expenses	(22 funds)
INTERESTED TRUSTEES
Alan D. Feld	$8,889	$0	$129,500
NON-INTERESTED TRUSTEES
W. Humphrey Bogart	$9,438	$0	$137,500
Brenda A. Cline	$9,438	$0	$137,500
Eugene J. Duffy	$9,266	$0	$135,000
Thomas M. Dunning	$9,266	$0	$135,000
Richard A. Massman	$10,468	$0	$152,500
R. Gerald Turner	$8,717	$0	$127,000
Paul Zucconi	$9,266	$0	$135,000
          The Boards of the American Trusts have adopted a retirement policy, the Emeritus Trustee and Retirement Plan (“Plan”). Information about the Plan is incorporated herein by reference to the section entitled “Trustees and Officers of the Trusts and the Master Trust — The Board of Trustees, Trustee Compensation” in the Feeder’s Part B.
          Information relating to the dollar range of securities beneficially owned by a Trustee is incorporated herein by reference from the section entitled “Trustees and Officers of the Trusts and the Master Trust — Trustee Ownership in the Funds” in the Feeder’s Part B.

(d) Sales Loads
          The Master Trust does not charge any sales loads in connection with the purchase of interests in the Portfolios.
(e) Code of Ethics
          Information on the Manager’s and Master Trust’s Code of Ethics is incorporated herein by reference from the section entitled “Code of Ethics” in the Feeder’s Part B.
(f) Proxy Voting Policies
          Not Applicable.
ITEM 18. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
(a) Control Persons
          As of March 31, 2011, the Money Market Portfolio could be deemed to be under the control of the Money Market Select Fund, a feeder fund that invests all of its investable assets in the Master Trust. As of that date, the Money Market Select Fund owned 90.4% of the value of the outstanding interests in the Money Market Portfolio.
(b) Principal Holders
          As of March 31, 2011, American Beacon Money Market Mileage Fund, a series of the American Beacon Mileage Trust (“Mileage Trust”) and feeder fund that invests all of its investable assets in the Master Trust, owned 3.71% of the value of the outstanding interests in the Money Market Portfolio.
          As of March 31, 2011, the American Beacon Global Money Market Fund — $USD, located at Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands, owned 5.85% of the value of the outstanding interests in the Money Market Portfolio.
          So long as a Feeder Fund owns more than 50% of the value of the outstanding interests in the Portfolio, the Feeder Fund may require the Portfolio to take certain actions without the approval of any other registered investment company that invests in the Portfolio. However, where the action requires a vote of the Portfolio’s interest holders, the power of the Feeder Fund to control such action may depend on the vote of the Feeder Fund’s shareholders.
          The Mileage Trust and the Select Trust have informed the Master Trust that, in most cases where a Feeder Fund is requested to vote on matters pertaining to its corresponding Portfolio, the Feeder Fund will solicit proxies from its shareholders and will vote its entire interest in the Portfolio in proportion to the votes cast by the Feeder Fund’s shareholders. It is anticipated that any other registered investment company investing in the Portfolio will follow the same or a similar practice.

(c) Management Ownership
     None of the Trustees and officers of the Master Trust own interest in the Portfolio.
ITEM 19. INVESTMENT ADVISORY AND OTHER SERVICES.
     The Manager serves as investment manager and administrator to the Master Trust pursuant to a Management Agreement dated September 12, 2009, as amended from time to time, which obligates the Manager to provide and oversee all administrative, investment advisory and portfolio management services for the Master Trust.
          As described more fully in Item 10 in Part A, the Manager is paid a management fee as compensation for providing or overseeing the provision of all administrative, investment advisory and portfolio management services for the Master Trust. Investment decisions for the Portfolio are made directly by the Manager. See Item 10 in Part A.
          Further information regarding the Manager, management fees and the investment management and other services provided for or on behalf of the Portfolio is incorporated herein by reference to the sections entitled “Management and Administrative Services,” and “Other Service Providers” in the Feeder’s Part B.
ITEM 20. PORTFOLIO MANAGERS
          Not applicable.
ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES.
          A description of the Portfolio’s brokerage allocation and other practices is incorporated herein by reference to the section entitled “Portfolio Securities Transactions” in the Feeder’s Part B.
ITEM 22. CAPITAL STOCK AND OTHER SECURITIES.
          Each investor in the Portfolio is entitled to a vote in proportion to its capital account balance (i.e., to the amount of its investment therein.) Shareholders of any series or class will vote as a series or class where any provision of law or the Declaration of Trust permits or requires as such. Investors do not have cumulative voting rights in the election of Trustees, and investors holding more than 50% of the aggregate beneficial interests in the Master Trust or in the Portfolio, as the case may be, may control the outcome of votes. The Master Trust is not required and does not currently intend to hold annual meetings of investors, but it will hold special meetings of investors when a majority of Master Trust Trustees determines to do so or investors holding at least 10% of the interests in the Master Trust request in writing a meeting of investors in Master Trust for the purpose of removing one or more Master Trust Trustees.
          The Master Trust or any series may enter into a merger, reorganization, consolidation, or sell all or substantially all of its assets subject to a majority shareholder vote of any series or class of Master Trust. However, such vote will not be necessary if the Trustees make the determination as noted in the Declaration of Trust. Upon the completion of the distribution of the remaining assets of any series or Master Trust, the Trustees may terminate the series or Master Trust as applicable.
          The Master Trust is organized as a business trust under the laws of Massachusetts. Investors in the Portfolio may be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Master Trust. The Declaration of Trust also provides that the Master Trust shall maintain appropriate insurance for the protection of each Portfolio, investors, Master Trust Trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which a Portfolio had inadequate insurance and was unable to meet its obligations out of its assets.
          The Declaration of Trust further provides that every note, bond, contract, instrument, certificate or undertaking made or issued by the Master Trust Trustees shall give notice as specified in the Declaration of Trust, which notice indicates that obligations of the Master Trust are not binding upon the Master Trust Trustees individually but only upon the assets and property of the Master Trust. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Master Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee or investment adviser of the Master Trust, but nothing contained herein shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
          Upon termination of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution after making provision for payment of all liabilities.
ITEM 23. PURCHASE, REDEMPTION AND PRICING OF SHARES.
(a) Purchase of Shares
     Beneficial interests in the Portfolio will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. See Item 7 in Part A.
     The share price of the Portfolio is computed each business day, as delineated in Item 11 of Part A. This is the price on which shares are offered and orders accepted or upon receipt of redemption request as outlined in Part A.
     It is the policy of the Portfolio to attempt to maintain a constant price per share of $1.00. There can be no assurance that a $1.00 net asset value per share will be maintained. The Portfolio’s investment securities are valued based on the amortized cost valuation technique pursuant to Rule 2a-7 under the 1940 Act. This technique involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, even though the portfolio security may increase or decrease in market value. Such market fluctuations are generally in response to changes in interest rates. Use of the amortized cost valuation method requires the Portfolio to purchase instruments having remaining maturities of 397 days or less, to maintain a dollar weighted average portfolio maturity and dollar-weighted average life maturity of 60 and 120 days or less, respectively, and to invest only in securities determined by the Manager, in accordance with guidelines established and periodically reviewed by the Master Trust Board, to be of high quality with minimal credit risk and comply with the requirements of Rule 2a-7 under the 1940 Act. Further information on how the Portfolio calculates net asset value is incorporated herein by reference from the section entitled “Net Asset Value” in the Feeder’s Part B.
(b) Fund Reorganizations
     Not applicable.
(c) Offering Price
     Not applicable.
(d) Redemptions in Kind
     Information of the Portfolio’s policy regarding redemption in kind is incorporated herein by reference from the section entitled “Redemptions in Kind” in the Feeder’s Part B.
(e) Arrangements Permitting Frequent Purchases and Redemptions of Fund Shares
     Not applicable.
ITEM 24. TAXATION OF THE PORTFOLIO.
          Information on the taxation of the Portfolio is incorporated herein by reference from the section entitled “Tax Information — Taxation of the Portfolio” in the Feeder’s Part B.
ITEM 25. UNDERWRITERS.
          Not applicable.
ITEM 26. CALCULATIONS OF PERFORMANCE DATA.
          Not applicable.
ITEM 27. FINANCIAL STATEMENTS.
          The audited financial statements for the Money Market Portfolio for the fiscal year ended December 31, 2010, and the reports of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to such audited financial statements of the Portfolio, appear in the American Beacon Select Funds’ Annual Report to Shareholders for the year ended December 31, 2010, which is incorporated by reference in this Part B.
PART C

ITEM 28. EXHIBITS -
(a)	(1)	Declaration of Trust, dated November 1, 2004 is incorporated by reference from and as filed as Exhibit (a)(1) to Post-Effective Amendment No. 12 to the Registration Statement of the Registrant on Form N-1A as filed with the Securities and Exchange Commission on March 1, 2005 via EDGAR, Accession No. 0000898432-05-000221.

	(2)	Written Instrument Amending the Amended and Restated Declaration of Trust, filed with the Commonwealth of Massachusetts on March 23, 2005 is incorporated by reference from and as filed as Exhibit (a)(2)to Post Effective Amendment No. 13 to the Registration Statement of American Beacon Select Funds, File Nos. 333-88343 and 811-09603, EDGAR Accession No. 0000898432-10-000226, as filed with the Commission on February 24, 2010.
(b)	Bylaws — none

(c)	Rights of holders being registered are contained in Articles III, VIII and X of the Registrant’s Declaration of Trust
(d)	(1)	Management Agreement among American Beacon Funds, American Beacon Mileage Funds, American Beacon Select Funds, American Beacon Master Trust and American Beacon Advisors, Inc., dated September 12, 2008, is incorporated by reference from and as filed as Exhibit (p)(i) to the Post-Effective Amendment No. 73 to Registration Statement of American Beacon Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-08-022968, as filed with the Commission on December 31, 2008.

	(2)	Amendment to Management Agreement, dated December 8, 2010, is incorporated by reference from and as filed as Exhibit (d)(1)(D) to the Registration Statement of American Beacon Funds, EDGAR Accession No. 0000809593-10-000139, as filed with the Commission on December 14, 2010.
(e)	Distribution Agreement — not applicable

(f)	Bonus, profit sharing or pension plans — none
(g)	(1)	Custodian Agreement with State Street Bank and Trust Company, dated December 1, 1997. A substantially similar copy of which was filed as Exhibit 8 with the Post-Effective Amendment No. 24 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-98-001610, as filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

	(2)	Amendment to Custodian Agreement with State Street Bank and Trust Company, dated June 1, 2001. A substantially similar copy of which was filed as Exhibit (g)(v) with the

Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240, as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

(h)	(1)(A)	Transfer Agency Agreement with State Street Bank and Trust Company, dated January 1, 1998. A substantially similar copy of which was filed as Exhibit 9(a) with the Post-Effective Amendment No. 24 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-98-001610, as filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

	(1)(B)	Amendment to Transfer Agency Agreement with State Street Bank and Trust Company, dated September 24, 2002. A substantially similar copy of which was filed as Exhibit (h)(v) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240, as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

	(1)(C)	Amended and Restated Schedule A to the Transfer Agency and Service Agreement, dated October 21, 2010, is incorporated by reference from and as filed as Exhibit (h)(1)(L) to the Registration Statement of American Beacon Funds, EDGAR Accession No. 0000950123-10-117801, as filed with the Commission on December 30, 2010.

	(2)(A)	Administration Agreement among American Beacon Funds, the American Beacon Mileage Funds, the American Beacon Select Funds and the American Beacon Master Trust and American Beacon Advisors, Inc., dated September 12, 2008 is incorporated by reference from and as filed as Exhibit (iii) to the Registration Statement of American Beacon Funds, EDGAR Accession No. 0000950134-08-022968, as filed with the Commission on December 31, 2008.

	(2)(B)	Amendment to Administration Agreement among American Beacon Funds, the American Beacon Mileage Funds, the American Beacon Select Funds and the American Beacon Master Trust and American Beacon Advisors, Inc., dated April 30, 2009 is incorporated by reference from and as filed as Exhibit (d)(3)(A) to the Registration Statement of American Beacon Funds, EDGAR Accession No. 0000950134-09-009096, as filed with the Commission on May 1, 2009.

	(2)(C)	Amendment to Administration Agreement among American Beacon Funds, the American Beacon Mileage Funds, the American Beacon Select Funds and the American Beacon Master Trust, and American Beacon Advisors, Inc., dated July 24, 2009 is incorporated by reference from and as filed as Exhibit (d)(3)(C) to the Registration Statement of American Beacon Funds, EDGAR Accession No. 0000950123-09-029012, as filed with the Commission on August 3, 2009.

(2)	(D)	Form of Amendment to Administration Agreement among American Beacon Funds, the American Beacon Mileage Funds, the American Beacon Select Funds and the American Beacon Master Trust and American Beacon Advisors, Inc. is incorporated by reference from and as filed as Exhibit (h)(4)(D) to the Registration Statement of American Beacon Funds, EDGAR Accession No. 0000898432-09-001484, as filed with the Commission on December 22, 2009.

(2)	(E)	Amendment to Administration Agreement among American Beacon Funds, the American Beacon Mileage Funds, the American Beacon Select Funds and the American Beacon Master Trust, and American Beacon Advisors, Inc., dated November 18, 2010 is incorporated by reference from and as filed as Exhibit (h)(4)(E) to the Registration Statement of American Beacon Funds, EDGAR Accession No. 0000809593-10-000139, as filed with the Commission on December 14, 2010.

(3)	(A)	Administrative Services Agreement among American AAdvantage Funds, American AAdvantage Mileage Funds, AMR Investment Services Trust, AMR Investment Services, Inc. and State Street Bank and Trust Company, dated November 29, 1999. A substantially similar copy of which was filed as Exhibit (h)(v) with the Post-Effective Amendment No. 28 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-99-011328, as filed with the Commission on December 21, 1999, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

(3)	(B)	Amended and Restated Administrative Services Agreement among American Beacon Funds, American Beacon Master Trust, American Beacon Advisors, Inc. and State Street Bank and Trust Company, dated March 1, 2005, is incorporated by reference from and as filed as Exhibit (h)(4)(C) to the Registration Statement of American Beacon Funds, EDGAR Accession No. 0000950123-10-117801, as filed with the Commission on December 30, 2010.

(3)	(C)	Amendment to the Amended and Restated Administrative Services Agreement among American Beacon Funds, American Beacon Master Trust, American Beacon Advisors, Inc. and State Street Bank and Trust Company, dated December 7, 2010, is incorporated by reference from and as filed as Exhibit (h)(4)(D) to the Registration Statement of American Beacon Funds, EDGAR Accession No. 0000950123-10-117801, as filed with the Commission on December 30, 2010.
(i)	Opinion and consent of counsel — not applicable

(j)	Consent of Independent Auditors — not applicable

(k)	Financial statements omitted from prospectus — none

(l)	Letter of investment intent — none

(m)	Plan pursuant to Rule 12b-1 — none

(n)	Plan pursuant to Rule 18f-3 — none

(p)	Codes of Ethics —
(1)	Code of Ethics of American Beacon Advisors, Inc., American Beacon Master Trust, American Beacon Funds, American Beacon Mileage Funds, and American Beacon Select Funds, dated March 14, 2011, is incorporated by reference from and is filed as Exhibit (p)(1) to the Post-Effective Amendment No. 103 to the Registration Statement of American Beacon Funds, File Nos. 33-1387 and 811-4984, EDGAR Accession No. 0000898432-11-000436, as filed with the Commission on March 18, 2011
ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
          No person is controlled by or under common control with the Registrant.
ITEM 30. INDEMNIFICATION
          Article XI of the Declaration of Trust of the Master Trust provides that:
Limitation of Liability
          Section 1. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee or investment adviser of the Trust, but nothing contained herein shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
Indemnification
          Section 2.
          (a) Subject to the exceptions and limitations contained in paragraph
               (b) below:
               (i) every person who is, or has been, a Trustee or officer of the Trust (hereinafter referred to as “Covered Person”) shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Trustee or officer and against amounts paid or incurred by him or her in the settlement thereof;
               (ii) the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words “liability” and “expenses” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.
          (b) No indemnification shall be provided hereunder to a Covered Person:
               (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or
               (ii) in the event of a settlement, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither interested persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Trustees, or by independent counsel.
          (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law.
          (d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Section 2 may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust if it is ultimately determined that he or she is not entitled to indemnification under this Section 2; provided, however, that:
               (i) such Covered Person shall have provided appropriate security for such undertaking,
               (ii) the Trust is insured against losses arising out of any such advance payments or

               (iii) either a majority of the Trustees who are neither interested persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section 2.
     According to Article XII, Section 1 of the Declaration of Trust, the Trust is a trust, not a partnership. Trustees are not liable personally to any person extending credit to, contracting with or having any claim against the Trust, a particular Portfolio or the Trustees. A Trustee, however, is not protected from liability due to willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
     Article XII, Section 2 provides that, subject to the provisions of Section 1 of Article XII and to Article XI, the Trustees are not liable for errors of judgment or mistakes of fact or law, or for any act or omission in accordance with advice of counsel or other experts or for failing to follow such advice.
          Paragraph 8 of the Management Agreement provides that:
          8. Limitation of Liability of the Manager. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Trust or any Fund in connection with the matters to which this Agreement relate except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, partner, employee, or agent of the Manager, who may be or become an officer, Board member, employee or agent of a Trust shall be deemed, when rendering services to a Trust or acting in any business of a Trust, to be rendering such services to or acting solely for a Trust and not as an officer, partner, employee, or agent or one under the control or direction of the Manager even though paid by it.
          Numbered Paragraph 11 of the Administration Agreement provides that:
          11. Limitation of Liability of American Beacon Advisors, Inc. (“ABA”). ABA shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Trust or any Series in connection with the matters to which this Agreement relate except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, partner, employee, or agent of ABA, who may be or become an officer, Board member, employee or agent of a Trust shall be deemed, when rendering services to any Trust or acting in any business of a Trust, to be rendering such services to or acting solely for the Trust and not as an officer, partner, employee, or agent or one under the control or direction of ABA even though paid by it.
ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT MANAGER
          Information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of the Manager is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference from Item 26 in Part C of the Post-Effective

Amendment No. 15 to the Registration Statement on Form N-1A of American Beacon Select Funds (1940 Act File No. 811-09603, EDGAR Accession No. 950123-11-042333), as filed with the Commission on April 29, 2011.
ITEM 32. PRINCIPAL UNDERWRITER
     Not applicable.
ITEM 33. LOCATION OF ACCOUNTS AND RECORDS
     The books and other documents required by Section 31(a) under the Investment Company Act of 1940 are maintained in the physical possession of Master Trust’s 1) custodian at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110; 2) Manager at American Beacon Advisors, Inc., 4151 Amon Carter Blvd., MD 2450, Fort Worth, Texas 76155; or 3) transfer agent at Boston Financial Data Services, 330 West 9th St., Kansas City, Missouri 64105.
ITEM 34. MANAGEMENT SERVICES
     Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.
ITEM 35. UNDERTAKINGS
     None.
SIGNATURES
     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 19 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth and the State of Texas on April 29, 2011.

AMERICAN BEACON MASTER TRUST
By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr.
President